Exhibit 99.2


                          Journal Communications, Inc.
                        Segment Information (unaudited)
                             (dollars in thousands)


                                                      2004 Quarters
                                --------------------------------------------------------------------
                                   First         Second        Third         Fourth        Total
                                ------------  ------------  ------------  ------------  ------------
Revenue
-----------------------------
Publishing                          $76,671       $83,599       $81,502       $85,915      $327,687
Broadcasting                         34,635        42,254        43,958        51,226       172,073
Telecommunications                   35,557        36,804        35,766        35,893       144,020
Printing services                    21,764        17,427        17,955        19,162        76,308
Other                                10,464        11,979        10,206         9,426        42,075
                                ------------  ------------  ------------  ------------  ------------
                                   $179,091      $192,063      $189,387      $201,622      $762,163
                                ============  ============  ============  ============  ============

Operating earnings
-----------------------------
Publishing                           $9,017       $12,643       $10,991       $11,057       $43,708
Broadcasting                          6,504        11,072        11,842        14,986        44,404
Telecommunications                    8,730         9,103         8,653         8,205        34,691
Printing services                       914          (597)         (672)          (12)         (367)
Other                                   537         1,052           455          (137)        1,907
                                ------------  ------------  ------------  ------------  ------------
                                    $25,702       $33,273       $31,269       $34,099      $124,343
                                ============  ============  ============  ============  ============

Depreciation and Amortization
-----------------------------
Publishing                           $3,980        $3,917        $3,678        $4,280       $15,855
Broadcasting                          2,100         2,159         1,793         2,464         8,516
Telecommunications                    4,310         4,381         4,302         4,472        17,465
Printing services                       583           597           573           628         2,381
Other                                   202           219           215           113           749
                                ------------  ------------  ------------  ------------  ------------
                                    $11,175       $11,273       $10,561       $11,957       $44,966
                                ============  ============  ============  ============  ============
